Exhibit 99.5

MARRIOTT VACATIONS WORLDWIDE CORPORATION

6649 WESTWOOD BOULEVARD

ORLANDO, FL 32821

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49724-S74528                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

1.	To approve the issuance of shares of MVW common stock to ILG stockholders under the Agreement and Plan of Merger, dated as of April 30, 2018, by and among MVW, ILG and certain of their affiliates.	☐	☐	☐

2.	To adjourn the MVW special meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as name appears on the records of Marriott Vacations Worldwide Corporation and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Joint Proxy Statement/ Prospectus are available at www.proxyvote.com.

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E49725-S74528

PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS AUGUST 28, 2018

The undersigned holder of common stock of Marriott Vacations Worldwide Corporation, a Delaware corporation (“MVW”), hereby appoints Stephen P. Weisz and James H Hunter, IV, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of MVW to be held at the Renaissance Orlando at SeaWorld, 6677 Sea Harbor Drive, Orlando, Florida 32821, on August 28, 2018, at 9:00 a.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Joint Proxy Statement/Prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR proposal 1 and FOR proposal 2, both of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends a vote FOR proposal 1 and FOR proposal 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side